                                                                    EXHIBIT 99.7

                                 uDATE.COM, INC
           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited condensed consolidated pro forma financial information (the "pro forma financial information") reflects the acquisition by uDate.com, Inc. (the "Company") of Kiss.com, Inc. ("Kiss") which occurred on March 29, 2001.

The unaudited condensed consolidated pro forma statements of operations for the year ended December 31, 2000 and for the three-month period ended March 31, 2001 reflect the acquisition of Kiss as if it had occurred on January 1, 2000.

The pro forma financial information for the year ended December 31, 2000 is derived from the historical consolidated statements of operations of the Company for the year ended December 31, 2000 combined with the historical audited statement of operations of Kiss for the year ended December 31, 2000. The Company changed its year end from March 1, 2000 to December 31, 2000. As a result, the historical unaudited condensed consolidated statement of operations of the Company as presented herein for the year ended December 31, 2000 was derived by combining the audited results of operations for the ten-month period from March 2, 2000 to December 31, 2000 with the unaudited results of operations for the two-month period from January 1, 2000 to March 1, 2000.

The pro forma financial information for the three-month period ended March 31, 2001 is derived from the historical unaudited consolidated statements of operations of the Company for the three-month period ended March 31, 2001 combined with the historical unaudited statement of operations of Kiss for the three-month period ended March 31, 2001.

The computation of unaudited pro forma loss per share is as discussed in note 2 to the unaudited condensed consolidated pro forma financial information.

The following unaudited condensed consolidated pro forma financial information is provided for illustrative purposes only and does not purport to represent what the Company's results of operations actually would have been if the transactions had in fact occurred on such date, or to project the results of operations of the Company for any future period.

The accounting adjustments reflected in the accompanying unaudited condensed consolidated pro forma financial information reflect estimates made by the Company and assumptions which the Company believes to be reasonable.

The unaudited condensed consolidated pro forma financial information should be read in conjunction with, and is qualified in its entirety by reference to, the audited consolidated financial statements and accompanying notes of the Company and Kiss.


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                                uDATE.COM, INC.
UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS FOR THE YEAR
                            ENDED DECEMBER 31, 2000


                                                          HISTORICAL STATEMENT OF OPERATIONS                        PRO FORMA
                                                      -------------------------------------------                    COMBINED
                                                                                             PRO FORMA              STATEMENT
                                                      UDATE.COM, INC     KISS.COM, INC.     ADJUSTMENTS NOTES     OF OPERATIONS
                                                      ----------------   --------------     --------------        ---------------
                                                      Year   ended       Year    ended                            Year     ended
                                                      December 31,       December  31,                            December   31,
                                                      2000               2000                                     2000
Sales...............................................       $1,651,785       $3,495,004                 $0             $5,146,789

Operating Expenses:
   Selling, General and Admin expenses..............       $4,275,936       $2,161,925                 $0             $6,437,861
   Amortisation of goodwill and intangible assets...               $0               $0         $4,115,176 2(A)        $4,115,176
   Advertising......................................       $3,740,413       $2,376,630                 $0             $6,117,043
                                                      ----------------   --------------     --------------        ---------------
Total Operating Expenses............................       $8,016,349       $4,538,555         $4,115,176            $16,670,080

                                                      ----------------   --------------     --------------        ---------------
Loss before interest and Tax........................      ($6,364,564)     ($1,043,551)       ($4,115,176)          ($11,523,291)
                                                      ----------------   --------------     --------------        ---------------

Interest Income.....................................         $112,607               $0                 $0               $112,607
Interest expense....................................          $18,770          $40,258         $1,519,000 2(B)        $1,578,028
                                                      ----------------   --------------     --------------        ---------------

Income before Income Taxes..........................      ($6,270,727)     ($1,083,809)       ($5,634,176)          ($12,988,712)
                                                      ----------------   --------------     --------------        ---------------

Income Taxes........................................               $0               $0                 $0                     $0

                                                      ----------------   --------------     --------------        ---------------
Net income..........................................      ($6,270,727)     ($1,083,809)       ($5,634,176)          ($12,988,712)
                                                      ================   ==============     ==============        ===============

Basic and diluted loss per share....................           ($0.41)                                                    ($0.52)

Weighted Average shares outstanding.................       15,348,059                                     2(D)        24,775,167


The accompanying notes are an integral part of these pro forma financial statements



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                                uDATE.COM, INC.
   UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS FOR THE
                          QUARTER ENDED MARCH 31, 2001

                                                        HISTORICAL STATEMENT OF OPERATIONS                            PRO FORMA
                                                     ---------------------------------------                          COMBINED
                                                                                               PRO FORMA              STATEMENT
                                                     uDATE.COM,  INC      KISS.COM, INC.      ADJUSTMENTS   NOTES   OF OPERATIONS
                                                     ------------------   --------------     ---------------        --------------
                                                     Three   month        Three   month                             Three   month
                                                     period  ended        period  ended                             period  ended
                                                     March     31,        March     31,                             March     31,
                                                     2001                 2001                                      2001

Sales...............................................     $1,538,431          $2,003,870           ($509,305)2(C)       $3,032,996

Operating Expenses:
   Selling, General and Admin expenses..............     $1,057,626            $977,141                  $0            $2,034,767
   Amortisation of goodwill and intangible assets...             $0                  $0          $1,028,794 2(A)       $1,028,794
   Advertising......................................       $878,577          $1,261,635           ($509,305)2(C)       $1,630,907
                                                     ---------------      --------------     ---------------        --------------
Total Operating Expenses............................     $1,936,203          $2,238,776            $519,489            $4,694,468

                                                     ---------------      --------------     ---------------        --------------
Loss before interest and Tax........................      ($397,772)          ($234,906)        ($1,028,794)          ($1,661,472)
                                                     ---------------      --------------     ---------------        --------------

Interest Income.....................................         $3,506                  $0                  $0                $3,506
Interest expense....................................         $2,079             $22,139            $379,750 2(B)         $403,968
                                                     ---------------      --------------     ---------------        --------------

Income before Income Taxes..........................      ($396,345)          ($257,045)        ($1,408,544)          ($2,061,934)
                                                     ---------------      --------------     ---------------        --------------

Income Taxes........................................             $0                  $0                  $0                    $0

                                                     ---------------      --------------     ---------------        --------------
Net income..........................................      ($396,345)          ($257,045)        ($1,408,544)          ($2,061,934)
                                                     ===============      ==============     ===============        ==============

Basic and diluted loss per share....................         ($0.02)                                                       ($0.08)

Weighted Average shares outstanding.................     18,393,889                                         2(D)       25,141,998


The accompanying notes are an integral part of these pro forma financial statements


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uDATE.COM, INC.
    NOTES TO UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION

NOTE 1 -INTRODUCTION

On March 29, 2001, uDate.com, Inc. ("the Company") completed the acquisition of Kiss.com, Inc. ("Kiss"), a privately held Washington corporation. Kiss operates a picture personals service. As a result of the acquisition, Kiss became a wholly-owned subsidiary of uDate.com, Inc. and uDate.com, Inc. issued 6,249,998 shares of its common stock, along with a note payable for an aggregate principal amount of $5,000,000, in exchange for all of the outstanding shares of Kiss. The acquisition was accounted for under the purchase method of accounting.




NOTE 2 - PRO FORMA ADJUSTMENTS

Adjustments made in deriving the pro forma statement of operations for the year ended December 31, 2000 and the three-month period ended March 31, 2001 are as follows:

[A] Represents the amortization of goodwill arising on the acquisition, calculated on the basis of an assumed effective date of January 1, 2000.

As of this date, the Company has not completed the purchase accounting analysis to allocate acquisition costs to the fair value of the acquired net assets. The amount shown below as goodwill represents the excess of purchase price over the preliminary estimate of the fair value of the net assets acquired. The goodwill amount shown be may be allocated to identified intangible assets and other assets and acquired liabilities assumed as appraisal and evaluations are completed. This may result in an actual amortization charge different from the pro forma charge shown herein because identified intangible assets may have different useful lives.

For the purpose of this pro forma presentation, goodwill of $20,575,880 has been amortized on a straight line basis over its estimated useful life of five years. A summary of the purchase price for the acquisition is as follows:

Stock.....................     $14,107,138
Note payable..............     $ 5,000,000
                               -----------
                               $19,107,138
Direct acquisition costs..     $   366,948
                               -----------

Total purchase price......     $19,474,086
                               -----------



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The purchase price was allocated as follows:

Current assets acquired...........   $   184,187
Equipment.........................   $    49,870
Non-current assets acquired.......   $    41,407
Liabilities.......................   ($1,377,258)
Goodwill..........................   $20,575,880
                                     -----------

Total.............................   $19,474,086
                                     -----------

[B]   Represents the interest cost on the note payable issued to fund the acquisition of Kiss. For purposes of the pro forma presentation, the interest charge was calculated assuming that the principal amount of the note outstanding upon consummation of the acquisition ($4.9 million) was outstanding for all periods presented. The interest rate used in calculating the pro forma interest expense, as specified in the note payable agreement, was 7.0% per annum payable in cash plus an additional 2% per month payable in shares of uDate.com common stock.

The terms of the note require principal payments equal to 75% of the Company's cash balance on July 1, 2001 in excess of $1 million plus monthly principal payments after July 1, 2001 equal to 20% of internet dating service revenues for the respective period. Had the interest charge been calculated using assumed principal payments equal to 20% of pro forma internet dating revenue for the year ended December 31, 2000 and the three-month period ended March 31, 2001, the principal balance of the note payable would have been reduced to $3.3 million on March 31, 2001 and the pro forma interest expense would have been reduced to $1,388,000 and $272,000 for the year ended December 31, 2000 and the three-month period ended March 31, 2001, respectively.

[C]   Represents the elimination of inter-company transactions between the
Company and Kiss which occurred prior to the acquisition on March 29, 2001.

[D]   Loss per share has been calculated by dividing the pro forma loss for the year retained for equity shareholders by the weighted average number of ordinary shares in issue during the year as adjusted to assume that:

   1. 6,249,998 shares issued on March 29, 2001 in connection with the acquisition of Kiss were issued on January 1, 2000.
   2. 7,543,165 shares issued in private placements subsequent to January 1, 2000 were issued on January 1, 2000.
   3. During the year ended December 31, 2000 and the three-month period ended March 31, 2001, 588,000 shares and 147,000 shares, respectively, were issued in connection with payment of the 2% interest premium described in note 2(B) above.

Diluted loss per share equals basic loss per share as the impact of share options and warrants is anti-dilutive.